UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2005

Commission File Number: 000 - 28305

FAIRCHILD INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	91 - 1880015
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

Suite 602, 595 Hornby Street, Vancouver, British Columbia, Canada V6C 1A4
(Address of principal executive offices)

(604) 604-646-5611
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 1, 2005, Syngas Energy Corp. (“Syngas Energy”), a wholly owned subsidiary of the Registrant, Fairchild International Corporation, acquired rights to a process and apparatus for low cost hydrogen generation through assignment of an agreement from 975110 Alberta Ltd. to Syngas Energy. 975110 Alberta Ltd. is owned and controlled by Wilf Ouellette, who is Chief Executive Officer of Syngas Energy and a director of Fairchild International Corporation.

All right and title in and to the low cost hydrogen production technology had been transferred by the inventor, Richard Sadowski, to 975110 Alberta Ltd. on February 14, 2005 in consideration for an initial fee of $25,000 plus a one time royalty fee per generator of $214.83 per million BTU (GCV) heat input per hour for hydrogen production and 2% of gross sales for non-hydrogen producing apparatus pursuant to the licensing or use of the technology by third parties. On November 1, 2005, 975110 Alberta Ltd. assigned all of its rights and interests in the agreement and to the hydrogen production technology to Syngas Energy. Syngas Energy agreed to pay to 975110 Alberta Ltd. $25,000 plus royalties to purchase the technology. Syngas Energy also agreed to perform and be liable for all obligations 975110 Alberta Ltd. owed to Richard Sadowski under the original agreement. Syngas Energy has agreed to begin construction on a demonstration sized installation of the hydrogen technology no later than February 14, 2008. Also, Syngas Energy is obligated to sell at least one commercial installation using the hydrogen technology by the end of 2008. If Syngas Energy fails to carry out either of these obligations, all rights and interests in the hydrogen technology will revert back to Mr. Sadowski at the end of 2008.

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 1, 2005, Syngas Energy Corp., Fairchild International Corp.’s wholly owned subsidiary, completed the acquisition from 975110 Alberta Ltd. of a low cost hydrogen production technology. The technology, called PyStR (Pyrolysis Steam Reformer) involves the production of hydrogen from a variety of inputs, including coal and biomass. The technology was acquired for cash consideration of $25,000 plus royalties of 2% of gross sales for non-hydrogen producing apparatus or a one time royalty fee per hydrogen generator based on the rate of hydrogen production. Further details on the technology acquisition agreement entered into on November 1, 2005 are described above.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.	The following exhibits are included as part of this report:

Exhibit
Number	Description

10.1	Assignment Agreement between R. Sadowski and 975110 Alberta Ltd.
10.2	Assignment Agreement between 975110 Alberta Ltd. and Syngas Energy Corp.
99.1	Press Release dated November 1, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRCHILD INTERNATIONAL CORPORATION

Date: November 4, 2005	By:	/s/ Robert Klein

Robert Klein,
Director, President,
Chief Executive Officer,
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1	Assignment Agreement between R. Sadowski and 975110 Alberta Ltd.
10.2	Assignment Agreement between 975110 Alberta Ltd. and Syngas Energy Corp.
99.1	Press Release dated November 1, 2005